Exhibit 4.1

NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR THE UNDERLYING SHARES OF STOCK HAVE BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THIS WARRANT NOR THE UNDERLYING STOCK, NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR IN THE OPINION OF COUNSEL AND SUBSTANCE, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

             SHARES                                     WARRANT NO.
------------                                                       ------------

         THIS CERTIFIES THAT, for value received, is entitled to purchase from American Life Holding Company, Inc., a corporation organized and existing under the laws of Florida (the "Company"), at any time shares of Common Stock of the Company at a Purchase Price (as hereinafter defined) of $10.00 per share in lawful money of the United States of America.

         The number of shares of Common Stock purchasable hereunder, and the Purchase Price therefor, are subject to adjustment as hereinafter set forth in
Section 6.

         1. DEFINITIONS. For all purposes of this Warrant the following terms shall have the meanings indicated:

                  a. "Commission" shall mean the Securities and Exchange Commission or any other Federal agency then administering the Securities Act.

                  b. "Common Stock" shall mean the shares of Common Stock of the Company as hereinafter defined in Section 7.

                  c. "Company" shall mean American Life Holding Company, Inc., a corporation organized and existing under the laws of Florida, and any corporation which shall succeed to, or assume, the obligations of said corporation hereunder.

                  d. "Exchange Act" shall mean the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  e. "Initial Purchase Price" shall mean the initial purchase price of $10.00 per share of Common Stock as hereinbefore set forth.

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                  f. "Merger Exchange Price" as used in Subsection e of Section
6 shall mean the price at which any stock or securities issued with respect to, or in exchange for, shares of Common Stock in a transaction described in such Subsection e is valued for purposes of determining the amount of shares of such stock or securities which may be issued in such transaction, as such price may be determined under any contract, agreement or understanding between the Company and the entity issuing such stock or securities with respect to such transaction.

                  g. "Purchase Price" shall mean the Initial Purchase Price or such Initial Purchase Price as adjusted from time to time pursuant to the provisions hereof.

                  h. "Securities Act" shall mean the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  i. "Transfer" or "Transferred" as used in Section 5 shall include any disposition of this Warrant or Warrant Shares, or of any interest in either thereof which would constitute a sale thereof within the meaning of the Securities Act.

                  j. "Warrant" shall mean this Warrant and any Warrant issued in exchange, transfer or replacement thereof.

                  k. "Warrant Shares" shall mean the shares of Common Stock

purchased or purchasable by the Warrantholders upon the exercise hereof pursuant to Section 3.

         l. "Warrantholders" shall mean the registered holder or holders of this Warrant and any related Warrant Shares.

All terms used in this Warrant which are not defined in Section 1 have the meanings respectively set forth therefor elsewhere in this Warrant.

         2. DETERMINATION OF PURCHASE PRICE. The Initial Purchase Price at which a Warrantholder may exercise this Warrant shall be a price equal to $ 10.00 per share of Common Stock and shall be subject to adjustment from time to time pursuant to the provisions hereof.

         3. a. EXERCISE OF WARRANT. In order to exercise this Warrant in whole or in part, the registered holder hereof shall complete the Subscription Form attached hereto, and deliver to the Company, this Warrant and cash or a certified check in an amount equal to the then aggregate Purchase Price of the shares of Common Stock being purchased at its principal office, 4823 Old Kingston Pike, Suite 125, Knoxville, Tennessee 37919 (or at such office or agency of the Company as the Company may designate by notice in writing to the holder of this Warrant). Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ninety (90) business days thereafter, execute or cause to be executed and deliver to such holder a certificate or certificates representing the aggregate number of shares of Common Stock specified in said Subscription Form.

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Each stock certificate so delivered shall be registered in the name of such holder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to such holder a new Warrant evidencing the rights of such holder to purchase the remaining shares of Common Stock covered by this Warrant. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section.

            b. TRANSFER RESTRICTION LEGEND. Each certificate for Warrant shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend (and any additional legend required by any national securities exchange upon which such Warrant Shares may, at the time of of such exercise, be listed) on the face thereof.

"The shares of stock represented hereby have not been registered pursuant to the Securities Act of 1933, as amended, or any state securities law. Neither these shares, nor any portion thereof or interest therein, may be sold, transferred, or otherwise disposed of unless the same is registered and qualified in accordance with said act and any applicable state securities law, or in the opinion of counsel satisfactory to the Company as to counsel and substance, such registration and qualification are not required.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel satisfactory to the Company as to counsel and substance, the securities represented thereby need no longer be subject to the restrictions contained in this Warrant. The provisions of Section 5 shall be binding upon all subsequent holders of certificates bearing the above legend, and shall also be applicable to all subsequent holders of this Warrant.

            c. ACKNOWLEDGMENT OF RIGHTS. The Company will, upon request of the holder of this Warrant or a holder of Warrant Shares, acknowledge in writing its continuing obligation in respect of any rights to which such holder shall be entitled, provided, that the failure of such holder to make any such request shall not affect the continuing obligation of the Company to such holder in respect of such rights.

            d. CHARACTER OF WARRANT SHARES. All shares of Common Stock issuable upon the exercise of this Warrant shall be duly authorized, validly issued, fully paid and nonassessable; and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such actions as may be requisite to assure that the par value, if any, per share of Common Stock is at all times equal to or less than the then effective Purchase Price.

         4. OWNERSHIP OF THIS WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the owner and holder hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

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         5. NO TRANSFER OF WARRANTS OR WARRANT SHARES.

            a. WARRANTS AND WARRANT SHARES NOT REGISTERED. Each Warrantholder, by accepting this Warrant, represents and acknowledges that this Warrant and the Warrant Shares which may be purchased upon exercise of this Warrant are not being registered under the Securities Act on the grounds that the issuance of this Warrant and the offering and sale of such Warrant Shares are exempt from registration under Section 4(2) of the Securities Act as not involving any public offering (or based on other exemptions).

            b. NO TRANSFER OF WARRANTS AND WARRANT SHARES. Neither the Warrants or the Warrant Shares may be Transferred.

         6. a. ANTI-DILUTION PROVISIONS: ADJUSTMENT OF PURCHASE PRICE. The Purchase Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the purchase price, the holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares (calculated to the nearest whole share) obtained by multiplying the Purchase Price in effect immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

            b. EFFECT OF CERTAIN DIVIDENDS. The payment of dividends by the Company (whether special dividends, annual dividends, or otherwise) shall not give rise to any adjustments to the Initial Purchase Price or any subsequent Purchase Price.

            c. STOCK SPLITS AND REVERSE SPLITS. In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in a case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this Subsection d, no adjustment in the Purchase Price and no change in the number of Warrant Shares so purchasable shall be made pursuant to this Section 6 as a result of or by reason of any such subdivision or combination.

            d. EFFECTS OF REORGANIZATION AND ASSET SALES. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock securities or assets with respect to or in exchange for Common Stock, then as a condition for such reorganization,

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

reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive, upon the terms and conditions herein contained and subject to any adjustment described in the next sentence hereof, upon exercise of the Warrants in accordance with Subsection a of Section 3, above, in lieu of the shares of the Common Stock of the Company immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or assets may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Purchase Price and of the number of shares issuable upon exercise) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the company) resulting from such consolidation or merger or the corporate purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to receive, and containing the express assumption of such successor corporation of the due and punctual performance and observance of each provision of this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder.

            e. DEFINITION OF COMMON STOCK. As used herein, the term "Common Stock" shall mean and include the Company's authorized common stock, and shall include any Common Stock of any class or classes resulting from any reclassification or reclassification thereof. As used herein, the term "Common Stock" shall not mean any shares of any type of preferred stock issued or issuable pursuant to the Company's charter.

         7. ADDITIONAL AGREEMENTS

            a. COMPANY WILL RESERVE SHARES. The Company will reserve and set apart and have at all times, free from preemptive rights, a number of shares of authorized but unissued Common Stock deliverable upon the exercise of this Warrant, and it will have at all times any other rights or privileges sufficient to enable it at any time to fulfill all of its obligations hereunder.

            b. COMPANY WILL AVOID CERTAIN ACTIONS. The Company will not, by amendment of its certificate of articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance of performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all of such actions as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or other impairment.

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

            c. NEW STOCK: NO PREEMPTIVE RIGHTS. The Company may, in its absolute discretion, issue any capital stock of any class which has rights to be preferred as to dividends or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up. The Company may, in its absolute discretion, issue any additional Common Stock of any type or class allowed in its charter even if the issuance thereof will result in dilution to the holder of this warrant, and such holder shall not be entitled to any adjustment provided pursuant to Paragraph 6 of this Warrant in such event. The holder of this Warrant shall have no preemptive rights with regard to this Warrant, the Warrant shares issuable hereunder, or any Common Stock of the Company.

            d. WILL BIND SUCCESSOR. This Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         8. NOTIFICATION BY THE COMPANY. In case at any time:

            a. The Company shall pay any dividend payable in stock upon Common Stock or make any distribution (other than cash dividends payable out of net earnings after taxes for the prior fiscal year) to the holders of the Common Stock;

            b. The Company shall make an offer for subscription pro rata to the holders of its Common Stock of any additional shares of stock of any class or other rights;

            c. There shall be any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

            d. There shall be a voluntary or involuntary dissolution, liquidation or winding- up of the Company; then, in any one or more of such cases, the Company shall give written notice to the registered holder of this Warrant of the date on which (I) the books of the Company shall close, or a record shall be taken for such dividend, distribution or subscription rights, or
(ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such written notice shall be given not less than ten (10) days and not more than sixty (60) days prior to the action in question and such notice may state that the action in question is subject to the effectiveness of a registration statement under the Securities Act, or to a favorable vote of stockholders, if either is required.

         9. NOTICES. Any notices or other document required or permitted to be given or delivered to the Warrantholder shall be delivered at, or sent by certified or registered mail to the

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Warrantholder at, the address shown on the Warrantholder's Warrant or to such other address as shall have been furnished to the Company in writing by the Warrantholder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to the principal office at 4823 Old Kingston Pike, Suite 1832, Knoxville, Tennessee 37919, or such other address as shall have been furnished to the Warrantholder by the Company.

         10. NO RIGHTS AS SHAREHOLDER; LIMITATION OF LIABILITY. This Warrant shall not entitle any holder hereof to any of the rights of a shareholder of the Company. No provisions hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no more enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         11. MISCELLANEOUS. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the American Life Holding Company, Inc. has caused this Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, and to be dated as of
_____________.

                                     AMERICAN LIFE HOLDING
                                     COMPANY, INC.



                                     By:
                                         --------------------------------------
                                         Its:
                                              ---------------------------------

PARTIAL SUBSCRIPTION FORM TO BE EXECUTED BY THE REGISTERED HOLDER IF HE DESIRES TO EXERCISE IN PART THE WITHIN WARRANT

         The undersigned hereby exercises the right to purchase _________ shares of __________ the total of shares of Common Stock covered by the within Warrant at the date of this subscription and herewith makes payment of the sum of $________ representing the Purchase Price of $________ per share in effect at this date. Certificates for such shares and a new Warrant of like Tenor and date for the balance of the shares not subscribed for shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription.

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         (The following paragraph need be completed only if the Purchase Price and number of shares of Common Stock specified in the within Warrant have been adjusted pursuant to Subsection a of Section 6.)

         The shares hereby subscribed for constitute _________ shares of Common Stock (to the nearest whole share) resulting from adjustment of _________ shares of the total of _________ shares of Common Stock covered by the within Warrant, as said shares were constituted at the date of the Warrant, leaving a balance of _________ shares of Common Stock, as constituted at the date of the Warrant, to be covered by the new Warrant.


                  By:
                       -----------------------------------------------------

                  Dated:
                         ---------------------------------------------------

FULL SUBSCRIPTION FORM TO BE EXECUTED BY THE REGISTERED HOLDER IF HE DESIRES TO EXERCISE IN FULL THE WITHIN WARRANT

         The undersigned hereby exercises the right to purchase _________ shares of Common Stock covered by the within Warrant at the date of this subscription and herewith makes payment of the sum of $_________ representing the Purchase Price of $_________ per share in effect at this date. Certificate for such shares shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription

                  By:
                       -----------------------------------------------------

                  Dated:
                         ---------------------------------------------------

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